SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported):
                        October 4, 2002 (October 4, 2002)



                          FIBERNET TELECOM GROUP, INC.

             (Exact name of registrant as specified in its charter)



          Delaware                      333-7841                52-2255974

(State or Other Jurisdiction          (Commission            (I.R.S. Employer
     of Incorporation)                File Number)           Identification No.)

                              570 Lexington Avenue

                            New York, New York 10022

           (Address of principal executive offices including zip code)


                                 (212) 405-6200

              (Registrant's telephone number, including area code)


                                      N.A.

          (Former name or former address, if changed since last report)

Item 5. Other Events.


     On October 4, 2002, FiberNet Telecom Group, Inc. (the "Company") entered into an agreement with its lenders to further extend the due dates of certain interest payments due under the Company's senior secured credit facility. The due dates of the interest payments originally due on March 14, 2002, June 14, 2002, August 14, 2002, September 12, 2002, September 16, 2002 and October 4, 2002 were extended until October 18, 2002. Additionally, the due dates of future interest payments due on October 15, 2002 and October 16, 2002 were extended until October 18, 2002.

     Also, on October 4, 2002, the holder of that certain promissory note in the initial principal amount of $2,000,000.00, issued by the Company on March 14, 2002, has agreed to amend such note in order to extend its maturity date to October 18, 2002. A copy of the amendment to the note is attached hereto as
Exhibit 4.1 and is incorporated herein by reference.

     Both of these extensions were granted in anticipation of a possible equity financing or a broader recapitalization of the Company that the Company intends to consummate by mid-October, 2002. The Company cannot assure the successful consummation of such a financing or broader recapitalization on terms acceptable to all interested parties. In addition, any such financing or recapitalization will be substantially dilutive to our existing stockholders.

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.   Description

     4.1      Form of Amendment to Promissory Note


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       FIBERNET TELECOM GROUP, INC.


Dated: October 4, 2002                 By: /s/ Michael S. Liss
                                           ------------------------------
                                           Michael S. Liss
                                           President and Chief Executive Officer